Exhibit 99.02
November 2, 2006
Mr. Craig Huke
Chief Financial Officer
Double-Take Software, Inc.
8470 Allison Pointe Blvd., Suite 300
Indianapolis, IN 46250
Re:      WRITTEN CONSENT OF INDEPENDENT VALUATION SPECIALIST
Dear Mr. Huke:
We hereby consent to the inclusion in the registration statement on Form S-1 of Double-Take Software, Inc. (“Double-Take") relating to the proposed initial public offering (the “Registration Statement"), of references to our analysis regarding the Fair Value of the Common Stock of Double-Take as of December 31, 2005 and June 30, 2006, provided to you in final form on May 1, 2006 and September 29, 2006, and to the manner in which our report is referred to therein, specifically the reference to our report under “Critical Accounting Policies—Stock-Based Compensation.”
We also hereby consent to the inclusion in the registration statement on Form S-1 of Double-Take relating to the proposed Registration Statement, of references to our analysis regarding the Fair Value of certain intangible assets that were acquired as part of Double-Take’s acquisition of Double-Take EMEA on May 23, 2006, provided to you in final form on September 25, 2006, and the manner in which our report is referred to therein, specifically the reference to our report under “Unaudited Pro Forma Financial Data.”
In giving such consent, we do not hereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.
Sincerely,
/s/ THE MCLEAN VALUATION SERVICES GROUP, LLC
The McLean Valuation Services Group, LLC
By:
Dennis J. Roberts, CPA/ABV, CVA, Managing Director
Andrew C. Smith, CPA/ABV, ASA, CVA, AMA, Managing Director